Exhibit 99.1

Four Oaks Fincorp, Inc. Announces Effective Date of Reverse Stock Split

FOUR OAKS, N.C.--(BUSINESS WIRE)--February 16, 2017--Four Oaks Fincorp, Inc. (OTCQX:FOFN) (the “Company”), the holding company for Four Oaks Bank & Trust Company, today announced that its Board of Directors (the “Board”) has approved a one for five reverse stock split of its outstanding common stock (the “Reverse Stock Split”) to take effect at approximately 5:00 pm, Eastern Time, on March 1, 2017 (the “Effective Time”). The Reverse Stock Split was approved by the Company’s shareholders at the special meeting of shareholders held on November 8, 2016.

As a result of the Reverse Stock Split, every five shares of the Company’s common stock issued and outstanding at the Effective Time will be consolidated into one issued and outstanding share of common stock. The Company will not issue fractional shares in connection with the Reverse Stock Split. Instead, shareholders who otherwise would be entitled to receive fractional shares because they hold a number of shares not evenly divisible by five will automatically be entitled to receive an additional fraction of a share of common stock to round up to the next whole post-split share. In connection with the Reverse Stock Split, there will be no change in the par value per share of $1.00.

Trading of the Company’s common stock on the OTCQX is expected to continue, on a split-adjusted basis, with the opening of the markets on Thursday, March 2, 2017, under the existing trading symbol “FOFN” with a new CUSIP number. Based on the number of shares currently outstanding, the Reverse Stock Split will reduce the number of shares of the Company’s common stock outstanding from approximately 35 million shares prior to the Reverse Stock Split to approximately 7 million shares following the Reverse Stock Split.

Computershare Trust Company, N.A., the Company’s transfer agent, will act as the exchange agent for the Reverse Stock Split and will send instructions to shareholders of record regarding the exchange of certificates for book-entry shares of common stock.

President and Chief Executive Officer David H. Rupp stated, “After two solid years of performance, this reverse stock split represents the next step in our plan to improve balance sheet efficiency for our Company. We have been fortunate to have a loyal and supportive shareholder base and are working every day to create shareholder value for them.”

With $719.9 million in total assets as of December 31, 2016, the Company, through its wholly-owned subsidiary, Four Oaks Bank & Trust Company, offers a broad range of financial services through its fifteen offices in Four Oaks, Clayton, Smithfield, Garner, Benson, Fuquay-Varina, Wallace, Holly Springs, Harrells, Zebulon, Dunn, Raleigh (LPO) and Apex (LPO), North Carolina. Four Oaks Fincorp, Inc. trades through its market makers under the symbol of FOFN.

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended. These forward-looking statements are based on the Company’s current beliefs and assumptions and are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, representations, and contentions and are not historical facts and typically are identified by use of terms such as “may,” “will,” “should,” “could,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “continue,” and similar words, although some forward-looking statements are expressed differently. Such statements are subject to risks and uncertainties that are often difficult to predict, are beyond the Company’s control, and which may cause results to differ materially from expectations. For a discussion of the most significant risks and uncertainties associated with the Company’s business, please review the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2015 and subsequent reports. You are cautioned not to place undue reliance on these forward-looking statements, which are based on the Company’s expectations as of the date of this press release and speak only as of the date of this press release. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

CONTACT:
Four Oaks Fincorp, Inc.
David H. Rupp, 919-963-2177
President and Chief Executive Officer
or
Deanna W. Hart, 919-963-2177
Executive Vice President and Chief Financial Officer